================================================================================
[GRAPHIC OMITTED]                                                  Exhibit 99.1
                         OCWEN FINANCIAL CORPORATION(R)
================================================================================

FOR IMMEDIATE RELEASE           FOR FURTHER INFORMATION, CONTACT:
                                     ROBERT J. LEIST, JR.
                                     VICE PRESIDENT & CHIEF ACCOUNTING OFFICER
                                     T: (561) 682-7958
                                     E: rleist@ocwen.com

                 OCWEN FINANCIAL CORPORATION ANNOUNCES
                    2000 AND FOURTH QUARTER RESULTS

WEST PALM BEACH, FL - (February 7, 2001) Ocwen Financial Corporation (NYSE: OCN) today reported net income for its fourth quarter ended December 31, 2000 of $9.4 million, or $0.14 per share, compared to net income of $1.3 million or $0.02 per share for the 1999 fourth quarter. For the year ended December 31, 2000, the Company reported net income of $2.2 million or $0.03 per share compared to net income of $19.8 million or $0.31 per share in 1999.

Chairman and CEO William C. Erbey stated "We made substantial progress this year in developing our servicing and technology businesses and exiting our non-core businesses. During 2000, we reduced the size of our balance sheet by over 30% as total assets have declined from $3.3 billion at the end of 1999 to $2.2 billion at the close of 2000. At the same time, we have reduced our exposure to non-core assets that have generated losses over the past three years. During the fourth quarter of 2000 and into the first quarter of this year, we have grown and developed our core servicing business. As of December 31, 2000, we were the servicer on $11.4 billion of loans vs. $11.1 billion as of year-end 1999. In the first half of 2001, we will be boarding an additional $4.3 billion of loans under agreements that have already been concluded, bringing our total servicing to $15.7 billion. While absorbing this growth, we have maintained the industry standard of quality and reduced our direct costs per loan. We do not intend to stop there. With the full implementation of REAL-e(TM), our residential loan servicing system, we believe that we can make further strides in reducing our unit costs. The year also ended with several noteworthy accomplishments for OTX, including the implementation of REAL-e at Ocwen Federal Bank, thus bringing all three OTX products to a true commercial application level. REALTrans(SM), our e-commerce product, also achieved a significant milestone, having entered into an enterprise-wide contract with a "top five" mortgage originator.

Our key objectives in 2001 are to continue to reduce our risk assets and to enhance our value equation by reducing costs, largely through technology and the implementation of a Six Sigma quality program throughout the organization. On the revenue side, we plan to continue to grow our servicing business, to expand our technology customer base and to continue to create functionality enhancements in our technology products."

The Company's loan and servicing businesses, in the aggregate, reflected net income of $8.1 million in the fourth quarter of 2000 vs. $9.2 million for the 1999 fourth quarter. For the year ended December 31, 2000 aggregate results reflected net income of $25.6 million as compared to $15.8 million for 1999.

Continuing investments in OTX in the fourth quarter of 2000 resulted in a net loss of $(5.5) million, compared to $(4.9) million in the 1999 fourth quarter. OTX results reflected a loss of $(21.0) million for the year ended December 31, 2000 vs. $(11.4) million for 1999. These results reflect the ongoing effort in OTX to complete the development of its advanced technology products and to broaden its marketing campaigns, the costs of which are reflected in current earnings.

In the fourth quarter of 2000 the Commercial Real Estate business reflected a net loss of $(1.9) million vs. $(1.8) million in the 1999 fourth quarter. For the full year, net income was $10.3 million in 2000 vs. a net loss of $(1.6) million in 1999.

UK Operations reflected net income of $12.1 million for the fourth quarter of 2000 vs. a net loss of $(2.1) million for the 1999 fourth quarter. Fourth quarter 2000 results reflect the sale of the Company's minority interest in Kensington Group plc for a pre-tax gain of $20 million. For the full year periods, 2000 reflected net income of $8.4 million compared to $36.9 million in 1999. Full year results for 2000 also include the Company's equity interest in Kensington's results of operations through the sale date. Results for 1999 include the September sale of the Company's wholly owned subsidiary, Ocwen UK plc, for a pre-tax gain of $50.4 million as well as the results of Ocwen UK operations through the third quarter.

The low income housing tax credit business posted a net loss of $(11.0) million in the 2000 fourth quarter, vs. net income of $1.2 million in 1999. A net loss of $(12.4) million was reported for the full year 2000, vs. net income of $7.8 million in 1999. These results primarily reflect losses recorded in 2000 for two asset sale transactions (classified as "assets held for sale" at year-end) vs. a gain on an asset sale in 1999.

The Company's net interest margin declined to 1.36% for the quarter ended December 31, 2000 from 4.77% for the quarter ended December 31, 1999 and to 0.81% for the year ended December 31, 2000 from 4.42% for the year ended December 31, 1999. The most significant factors in this decline are reduced earnings on the Company's portfolio of residual and subordinate securities and on its portfolios of loans available for sale and discount loans. The decline in earnings on the loans available for sale portfolio reflects the Company's decision to exit the subprime origination business in the U.S. and the U.K., businesses that had generated a high net interest spread during 1999.

Fourth quarter 2000 results included extraordinary gains of $10.0 million (net of tax) primarily related to the Ocwen Asset Investment Corp. (OAC) tender offer, which resulted in the repurchase of $98 million face value of OAC's 11 1/2% Redeemable Notes. For the year ended December 31, 2000 the Company reported extraordinary gains of $18.7 million. Extraordinary gains of $6.7 million and $7.0 million were reported in the 1999 fourth quarter and for the year, respectively. The Company will continue to evaluate additional debt repurchases during 2001.

Income tax expense for the year 2000 included a non-cash provision for a valuation allowance on the Company's deferred tax asset of $17.5 million vs. a provision of $2.5 million in 1999. The Company has established this allowance based upon its estimate that a portion of the deferred tax asset may not be realized in the near future.

The Company's financial position strengthened during 2000 and remains strong. Total assets declined by slightly more than $1 billion, or 31% from December 31, 1999 levels. Equity as a percent of assets increased from 15.5% at December 31, 1999 to 22.4% at December 31, 2000. During the period from December 31, 1999 to December 31, 2000, debt levels excluding deposits have been reduced by $411.5 million, or 51% in the aggregate.

RECENT DEVELOPMENTS

During the fourth quarter of 2000, OTX entered into a contract with one of the top five mortgage originators in the United States for the enterprise-wide use of REALTrans, the Company's e-commerce product supporting the mortgage origination process. The Company anticipates a significant increase in the transaction volumes of REALTrans following the implementation period in 2001.

In December 2000 and January 2001, the Company entered into two new servicing contracts, which will add approximately 79,000 loans, with an unpaid principal balance of approximately $4.3 billion, to its existing portfolio of 165,000 loans with a total unpaid principal balance of $11.4 billion. These loans, in accordance with the underlying agreements, will be boarded onto the Company's REAL-e system during the first half of 2001, although various revenue sharing arrangements will take effect prior to that time.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary businesses are the servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans, as well as the related development of loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

REAL-e(TM) and REALTrans(SM) are the property of Ocwen Financial
Corporation. All other product names are the property of their respective owners.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "will," "intend," "continue," "enhance," "reduce," "plan," "expand," "ongoing," "develop," "anticipate," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing, effectiveness, damage to the Company's computer equipment and the information stored in its data centers, financial and securities markets, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of discount loans for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 1999.

INTEREST INCOME AND EXPENSE

For the periods ended December 31,                                Three Months              Twelve Months
----------------------------------------------------------   ----------------------    ----------------------
(Dollars in thousands)                                          2000         1999         2000         1999
                                                             ---------    ---------    ---------    ---------
INTEREST INCOME:
  Federal funds sold and repurchase agreements ...........   $   3,582    $   2,434    $   8,700    $   8,847
  Trading securities .....................................       8,200           --        8,200           --
  Securities available for sale ..........................          --       14,500       42,507       62,698
  Loans available for sale ...............................         300          348        2,474       25,724
  Investment securities and other ........................         320          644        1,501        2,181
  Loan portfolio .........................................       6,630        9,698       20,586       28,683
  Match funded loans and securities ......................       2,148        3,237       11,022        3,237
  Discount loan portfolio ................................      19,804       37,262       89,826      121,854
                                                             ---------    ---------    ---------    ---------
                                                                40,984       68,123      184,816      253,224
                                                             ---------    ---------    ---------    ---------
INTEREST EXPENSE:

  Deposits ...............................................      22,893       23,204       98,224       98,370
  Securities sold under agreements to repurchase .........          43        1,565       10,729        7,456
  Bonds - match funded agreements ........................       2,390        2,101       11,484        2,101
  Obligations outstanding under lines of credit ..........       2,098        4,200       13,881       16,318
  Notes, debentures and other interest bearing
    obligations ..........................................       8,175       11,049       34,772       31,297
                                                             ---------    ---------    ---------    ---------
                                                                35,599       42,119      169,090      155,542
                                                             ---------    ---------    ---------    ---------
  Net interest income before provision for loan losses ...   $   5,385    $  26,004    $  15,726    $  97,682
                                                             =========    =========    =========    =========

NET (LOSS) INCOME BY BUSINESS SEGMENT

For the periods ended December 31,                                Three Months              Twelve Months
----------------------------------------------------------   ----------------------    ----------------------
(Dollars in thousands)                                          2000         1999         2000         1999
                                                             ---------    ---------    ---------    ---------
 Single family residential discount loans ................   $   1,454    $  (3,208)   $  13,078    $ (12,680)
 Commercial loans ........................................       3,008        8,385          571       16,428
 Domestic residential mortgage loan servicing ............       3,667        3,976       11,909       12,067
 Investment in low-income housing tax credits ............     (11,043)       1,190      (12,351)       7,802
 OTX .....................................................      (5,547)      (4,893)     (21,049)     (11,372)
 Commercial Real Estate ..................................      (1,914)      (1,776)      10,285       (1,566)
 UK operations (1) .......................................      12,080       (2,147)       8,350       36,859
 Domestic subprime single family residential lending .....      (2,470)      (6,571)     (15,210)     (18,025)
 Unsecured collections ...................................      (2,328)      (1,693)      (8,927)      (4,185)
 Ocwen Realty Advisors ...................................         (51)          --          (53)          --
 Corporate items and other ...............................      12,513        8,009       15,589       (5,496)
                                                             ---------    ---------    ---------    ---------
                                                             $   9,369    $   1,272    $   2,192    $  19,832
                                                             =========    =========    =========    =========

(1)   1999 includes Ocwen UK, which was sold in September 1999.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              Three Months                   Twelve Months
                                                                      ----------------------------    ----------------------------
For the periods ended December 31,                                        2000            1999            2000            1999
-------------------------------------------------------------------   ------------    ------------    ------------    ------------
INTEREST INCOME ...................................................   $     40,984    $     68,123    $    184,816    $    253,224
INTEREST EXPENSE ..................................................         35,599          42,119         169,090         155,542
                                                                      ------------    ------------    ------------    ------------
  Net interest income before provision for loan losses ............          5,385          26,004          15,726          97,682
  Provision for loan losses .......................................          2,573           1,522          15,177           6,710
                                                                      ------------    ------------    ------------    ------------
  Net interest (loss) income after provision for loan losses ......          2,812          24,482             549          90,972
                                                                      ------------    ------------    ------------    ------------
NON-INTEREST INCOME:
  Servicing and other fees ........................................         25,037          18,965          97,080          76,018
  Gain on interest earning assets, net ............................            863             712          18,580          44,298
  Unrealized loss on trading securities, net ......................         (2,520)             --          (4,926)             --
  Impairment charges on securities available for sale .............             --         (10,697)        (11,597)        (58,777)
  Gain (loss) on real estate owned, net ...........................          1,170          (3,858)        (13,464)         (2,060)
  Gain on other non interest earning assets, net ..................         23,653           1,469          45,517          58,693
  Net operating gains (losses) on investments in real estate ......          3,371             850          26,140          (1,077)
  Amortization of excess of net assets acquired over
    purchase price ................................................          5,324           3,202          14,112           3,201
  Other income ....................................................          2,912           1,128           6,083          24,346
                                                                      ------------    ------------    ------------    ------------
                                                                            59,810          11,771         177,525         144,642
                                                                      ------------    ------------    ------------    ------------
NON-INTEREST EXPENSE:
  Compensation and employee benefits ..............................         21,972          21,182          83,086         102,173
  Occupancy and equipment .........................................          2,649           3,447          12,005          18,501
  Technology and communication costs ..............................          5,817           4,829          22,515          19,647
  Loan expenses ...................................................          2,551           1,846          13,051          12,618
  Net operating losses on investments in certain low-income
    housing tax credit interests ..................................          3,901           1,733           9,931           6,291
  Amortization of excess of purchase price over
    net assets acquired ...........................................            778           3,677           3,124           4,448
  Professional services and regulatory fees .......................          3,908           3,638          13,275          14,205
  Other operating expenses ........................................          3,815           2,437          13,022          17,185
                                                                      ------------    ------------    ------------    ------------
                                                                            45,391          42,789         170,009         195,068
                                                                      ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company ........................          2,538           2,915          11,380          13,111
Equity in losses of investments in unconsolidated entities ........            284           3,134           5,249          12,616
                                                                      ------------    ------------    ------------    ------------
Income (loss) before income taxes and extraordinary gain ..........         14,409         (12,585)         (8,564)         14,819
Income tax (expense) benefit ......................................        (15,079)          6,986          (7,957)         (2,608)
Minority interest in net loss of consolidated subsidiary ..........             --             141              --             638
                                                                      ------------    ------------    ------------    ------------
(Loss) income before extraordinary gain ...........................           (670)         (5,458)        (16,521)         12,849
Extraordinary gain on repurchase of debt, net of taxes ............         10,039           6,730          18,713           6,983
                                                                      ------------    ------------    ------------    ------------
Net income ........................................................   $      9,369    $      1,272    $      2,192    $     19,832
                                                                      ============    ============    ============    ============
(LOSS) EARNINGS PER SHARE:
  Basic:
    Net (loss) income before extraordinary gain ...................   $      (0.01)   $      (0.08)   $      (0.25)   $       0.20
    Extraordinary gain ............................................           0.15            0.10            0.28            0.11
                                                                      ------------    ------------    ------------    ------------
    Net income ....................................................   $       0.14    $       0.02    $       0.03    $       0.31
                                                                      ============    ============    ============    ============
  Diluted:
    Net (loss) income before extraordinary gain ...................   $      (0.01)   $      (0.08)   $      (0.24)   $       0.20
    Extraordinary gain ............................................           0.15            0.10            0.27            0.11
                                                                      ------------    ------------    ------------    ------------
    Net income ....................................................   $       0.14    $       0.02    $       0.03    $       0.31
                                                                      ============    ============    ============    ============
Weighted average common shares outstanding:
  Basic ...........................................................     67,152,363      70,245,465      67,427,662      63,051,015
                                                                      ============    ============    ============    ============
  Diluted .........................................................     68,602,539      70,277,966      68,523,169      63,090,282
                                                                      ============    ============    ============    ============

             OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
               (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            December 31, 2000   December 31, 1999
                                                                                            -----------------   -----------------
ASSETS:
Cash and amounts due from depository institutions .......................................   $          18,749   $         125,799
Interest earning deposits ...............................................................             134,987             116,420
Federal funds sold ......................................................................                  --             112,000
Securities available for sale, at fair value:
      Collateralized mortgage obligations (AAA-rated) ...................................                  --             392,387
      Subordinates, residuals and other securities ......................................                  --             195,131
Trading securities, at fair value:
      Collateralized mortgage obligations (AAA-rated) ...................................             277,595                  --
      Subordinates, residuals and other securities ......................................             112,647                  --
Loans available for sale, at lower of cost or market ....................................              10,610              45,213
Real estate held for sale ...............................................................              22,670                  --
Low-income housing tax credit interests held for sale ...................................              87,083                  --
Investment securities ...................................................................              13,257              10,965
Loan portfolio, net .....................................................................              93,414             157,408
Discount loan portfolio, net ............................................................             536,028             913,229
Match funded loans and securities, net ..................................................             116,987             157,794
Investments in low-income housing tax credit interests ..................................              55,729             150,989
Investments in unconsolidated entities ..................................................                 430              37,118
Real estate owned, net ..................................................................             146,419             167,506
Investment in real estate ...............................................................             122,761             268,241
Premises and equipment, net .............................................................              43,152              49,038
Income taxes receivable .................................................................              30,261                  --
Deferred tax asset, net .................................................................              95,991             136,920
Escrow advances on loans and loans serviced for others ..................................             227,055             162,548
Mortgage servicing rights ...............................................................              51,426              11,683
Other assets ............................................................................              52,169              71,285
                                                                                            -----------------   -----------------
                                                                                            $       2,249,420   $       3,281,674
                                                                                            =================   =================
LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES:
  Deposits ..............................................................................   $       1,258,360   $       1,814,647
  Securities sold under agreements to repurchase ........................................                  --              47,365
  Bonds - match funded agreements .......................................................             107,050             141,515
  Obligations outstanding under lines of credit .........................................              32,933             187,866
  Notes, debentures and other interest bearing obligations ..............................             173,330             317,573
  Accrued interest payable ..............................................................              22,096              32,569
  Excess of net assets acquired over purchase price .....................................              36,665              56,841
  Income taxes payable ..................................................................                  --               6,369
  Accrued expenses, payables and other liabilities ......................................              36,030              57,487
                                                                                            -----------------   -----------------
      Total liabilities .................................................................           1,666,464           2,662,232
                                                                                            -----------------   -----------------
  Company obligated, mandatorily redeemable securities of subsidiary trust
    holding solely junior subordinated debentures of the Company ........................              79,530             110,000

  STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares authorized;
      0 shares issued and outstanding ...................................................                  --                  --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,152,363 and
      68,571,575 shares issued and outstanding at December 31, 2000,
      and December 31, 1999, respectively ...............................................                 672                 686
   Additional paid-in capital ...........................................................             223,163             232,340
   Retained earnings ....................................................................             279,194             277,002
   Accumulated other comprehensive income, net of taxes:
      Net unrealized gain on securities available for sale ..............................                  --                 163
      Net unrealized foreign currency translation loss ..................................                 397                (749)
                                                                                            -----------------   -----------------
   Total stockholders' equity ...........................................................             503,426             509,442
                                                                                            -----------------   -----------------
                                                                                            $       2,249,420   $       3,281,674
                                                                                            =================   =================

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